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                                IMAX CORPORATION
                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720, No. 333-85815; No. 333-30956; No. 333-30970; No. 333-44412), (ii) the Post-Effective Amendment
No. 1 to Form S-8 (No. 333-5720), (iii) the Registration Statement on Form S-3/A (No. 333-107047), and (iv) the Registration Statement on Form S-4 (No. 333-113141) of IMAX Corporation of our report dated February 27, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


                                    /s/ PricewaterhouseCoopers LLP
                                    Chartered Accountants
                                    Toronto, Canada
                                    March 15, 2004